UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2008

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in The Coca-Cola Company’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2008, Muhtar Kent became Chief Executive Officer of the Company, effective July 1, 2008, and will continue as President of the Company.  Mr. Kent also was elected to the Board of Directors of the Company at its Annual Meeting of Shareowners held on April 16, 2008.  In connection with Mr. Kent’s new responsibilities as President and Chief Executive Officer, on July 17, 2008, the Compensation Committee of the Board of Directors of the Company awarded him the following compensation:

1.	An annual base salary of $1,200,000, effective July 1, 2008, which represents a 20% increase from his previous $1,000,000 annual base salary.

2.
An annual incentive target under the Performance Incentive Plan of The Coca-Cola Company, as amended and restated as of January 1, 2008, for the remainder of 2008 equal to 200% of the new annual base salary.

3.
An option to purchase 632,911 shares of Common Stock of the Company under The Coca-Cola Company 2008 Stock Option Plan at an exercise price of $50.53, which is the average of the high and low market prices on July 17, 2008, the date of grant.  These options vest 25% on the first, second, third and fourth anniversaries of the grant date.  There will be no acceleration of stock option vesting upon Mr. Kent’s retirement.  If any portion of the option is not vested at the time of retirement, it will be forfeited.  Mr. Kent is required to retain all shares acquired upon exercise of the option until separation from the Company, except to pay the option exercise price and/or to pay taxes related to the option.

4.
A special, one-time, premium-priced option to purchase 289,352 shares of Common Stock of the Company under The Coca-Cola Company 2008 Stock Option Plan at an exercise price of $58.1095, which is 15% in excess of the average of the high and low market prices on July 17, 2008, the date of grant.  These options vest 100% on the fourth anniversary of the grant date.  There will be no acceleration of stock option vesting upon Mr. Kent’s retirement.  If the option is not vested at the time of retirement, it will be forfeited.  Mr. Kent is required to retain all shares acquired upon exercise of the option until separation from the Company, except to pay the option exercise price and/or to pay taxes related to the option.

The Compensation Committee believes that these actions move Mr. Kent to a level of compensation that is competitive and commensurate with his responsibilities, and align Mr. Kent’s interests with those of the Company’s shareowners.

At Mr. Kent’s request, the Compensation Committee increased his ownership target under the Company’s share ownership guidelines.  Mr. Kent’s guideline as President and Chief Executive Officer was increased to eight times salary ($9,600,000).  Mr. Kent has until July 2010 to meet his new target.

Mr. Kent succeeds E. Neville Isdell, who will continue to serve as Chairman of the Board of Directors and an employee of the Company until the Company’s Annual Meeting of Shareowners in April 2009.  E. Neville Isdell's compensation arrangements remain unchanged.

A copy of the letter, dated July 17, 2008, from Cathleen P. Black, Chair of the Compensation Committee, to Mr. Kent containing the terms of his new compensation arrangements is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                                Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Letter, dated July 17, 2008, from Cathleen P. Black, Chair of the Compensation Committee of the Board of Directors of The Coca-Cola Company, to Muhtar Kent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: July 21, 2008	By: /s/ David M. Taggart David M. Taggart Senior Vice President & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Letter, dated July 17, 2008, from Cathleen P. Black, Chair of the Compensation Committee of the Board of Directors of The Coca-Cola Company, to Muhtar Kent.